EXHIBIT 5.1

                                BROAD AND CASSEL
                                ATTORNEYS AT LAW
                          201 SOUTH BISCAYNE BOULEVARD
                            MIAMI CENTER, SUITE 3000
                              MIAMI, FLORIDA 33131
                                 (305) 373-9400

                                February 26, 1999

Andrx Corporation
4001 Southwest 47th Avenue
Suite 201
Fort Lauderdale, Florida 33314

        Re:    ANDRX CORPORATION (THE "COMPANY")
               REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        You have requested our opinion with respect to the shares of the Company's common stock, $.001 par value (the "Shares"), included in the Company's registration statement on Form S-3 (the "Registration Statement"). The Registration Statement has been filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

        As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

        Based on, and subject to the foregoing, we are of the opinion that the shares of Common Stock included in the Registration Statement are duly and validly issued, fully paid and non-assessable.

        In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.


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Andrx Corporation
February 26, 1999
Page 2

        This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                                   Very truly yours,

                                                   BROAD AND CASSEL